                                   EXHIBIT 1

                     TO THE FORM 6-K DATED JANUARY 17, 2003
                             OF IAMGOLD CORPORATION

       Early warning report dated January 9, 2003 of IAMGold Corporation

                          REPADRE CAPITAL CORPORATION

                            REPORT FILED PURSUANT TO
              SECTION 111 OF THE SECURITIES ACT (BRITISH COLUMBIA)
                  SECTION 176 OF THE SECURITIES ACT (ALBERTA)
                SECTION 110 OF THE SECURITIES ACT (SASKATCHEWAN)
                  SECTION 92 OF THE SECURITIES ACT (MANITOBA)
                  SECTION 101 OF THE SECURITIES ACT (ONTARIO)
            SECTION 147.11 AND 147.12 OF THE SECURITIES ACT (QUEBEC)
                SECTION 107 OF THE SECURITIES ACT (NOVA SCOTIA)
                SECTION 102 OF THE SECURITIES ACT (NEWFOUNDLAND)

(A) THE NAME AND ADDRESS OF THE OFFEROR.

    IAMGold Corporation
    2820 Fourteenth Avenue
    Markham, Ontario
    L3R 0S9

(B) THE DESIGNATION AND NUMBER OR PRINCIPAL AMOUNT OF SECURITIES AND THE SECURITYHOLDING PERCENTAGE OF THE OFFEROR IN THE CLASS OF SECURITIES OF WHICH THE OFFEROR ACQUIRED OWNERSHIP OR CONTROL IN THE TRANSACTION OR OCCURRENCE GIVING RISE TO THE OBLIGATION TO FILE THIS REPORT, AND WHETHER IT WAS OWNERSHIP OR CONTROL THAT WAS ACQUIRED IN THE CIRCUMSTANCES.

    IAMGold Corporation ("IAMGold") acquired ownership of 39,361,786 common shares of Repadre Capital Corporation ("Repadre"), representing
    100 per cent of the outstanding common shares of Repadre, in exchange for
    1.6 common shares of IAMGold for each one common share of Repadre (the "Transaction"). The Transaction was completed pursuant to an arrangement under the provisions of applicable corporate legislation and became effective on January 7, 2003. Reference is made to the material change report dated November 5, 2002 of IAMGold for a description of the Transaction.

(C) THE DESIGNATION AND NUMBER OR PRINCIPAL AMOUNT OF SECURITIES AND THE SECURITYHOLDING PERCENTAGE OF THE OFFEROR IN THE CLASS OF SECURITIES IMMEDIATELY AFTER THE TRANSACTION OR OCCURRENCE GIVING RISE TO THE OBLIGATION TO FILE THIS REPORT.

    The Transaction having been completed, IAMGold now owns 39,361,786 common shares of Repadre representing 100 per cent of the outstanding common shares of Repadre.

(D) THE DESIGNATION AND NUMBER OR PRINCIPAL AMOUNT OF SECURITIES AND THE PERCENTAGE OF OUTSTANDING SECURITIES OF THE CLASS OF SECURITIES IMMEDIATELY AFTER THE TRANSACTION OR OCCURRENCE GIVING RISE TO THE OBLIGATION TO FILE THIS REPORT OVER WHICH

    (I) THE OFFEROR, EITHER ALONE OR TOGETHER WITH JOINT ACTORS, HAS OWNERSHIP AND CONTROL,

       39,361,786 common shares of Repadre, representing 100 per cent of the outstanding common shares of Repadre.

    (II) THE OFFEROR, EITHER ALONE OR TOGETHER WITH JOINT ACTORS, HAS OWNERSHIP BUT CONTROL IS HELD BY OTHER PERSONS OR COMPANIES OTHER THAN THE OFFEROR OR ANY JOINT ACTOR, AND

       Not applicable.

   (III) THE OFFEROR, EITHER ALONE OR TOGETHER WITH JOINT ACTORS, HAS EXCLUSIVE OR SHARED CONTROL BUT DOES NOT HAVE OWNERSHIP.

       Not applicable.

(E) THE NAME OF THE MARKET IN WHICH THE TRANSACTION OR OCCURRENCE THAT GAVE RISE TO THIS REPORT TOOK PLACE.

    Not applicable.

(F) THE PURPOSE OF THE OFFEROR AND ANY JOINT ACTORS IN EFFECTING THE TRANSACTION OR OCCURRENCE THAT GAVE RISE TO THIS REPORT, INCLUDING ANY FUTURE INTENTION TO ACQUIRE OWNERSHIP OF, OR OVER, ADDITIONAL SECURITIES OF THE REPORTING ISSUER.

    The purpose of IAMGold in completing the Transaction was to acquire ownership of 100 per cent of the common shares of Repadre.

(G) THE GENERAL NATURE AND THE MATERIAL TERMS OF ANY AGREEMENT, OTHER THAN LENDING ARRANGEMENTS, WITH RESPECT TO SECURITIES OF THE REPORTING ISSUER ENTERED INTO BY THE OFFEROR, OR ANY JOINT ACTOR, AND THE ISSUER OF THE SECURITIES OR ANY ENTITY IN CONNECTION WITH THE TRANSACTION OR OCCURRENCE GIVING RISE TO THIS REPORT, INCLUDING AGREEMENTS WITH RESPECT TO THE ACQUISITION, HOLDING, DISPOSITION OR VOTING OF ANY OF THE SECURITIES.

    Reference is made to paragraph (b) above and the material change report dated November 5, 2002 of IAMGold.

(H) THE NAMES OF THE PERSONS OR COMPANIES ACTING JOINTLY OR IN CONCERT WITH THE OFFEROR IN CONNECTION WITH THE DISCLOSURE REQUIRED BY THIS REPORT.

    None.

(I) IN THE CASE OF A TRANSACTION OR OCCURRENCE THAT DID NOT TAKE PLACE ON A STOCK EXCHANGE OR OTHER MARKET THAT REPRESENTS A PUBLISHED MARKET FOR THE SECURITIES, INCLUDING AN ISSUE FROM TREASURY, THE NATURE AND VALUE OF THE CONSIDERATION PAID BY THE OFFEROR.

    1.6 common shares of IAMGold for each one common share of Repadre. Reference is made to paragraph (b) above.

(J) IF APPLICABLE, A DESCRIPTION OF ANY CHANGE IN ANY MATERIAL FACT SET OUT IN A PREVIOUS REPORT UNDER SECTION 111 OF THE SECURITIES ACT (BRITISH COLUMBIA),
    SECTION 176 OF THE SECURITIES ACT (ALBERTA), SECTION 110 OF THE SECURITIES ACT (SASKATCHEWAN), SECTION 92 OF THE SECURITIES ACT (MANITOBA),
    SECTION 101 OF THE SECURITIES ACT (ONTARIO), SECTION 147.11 OR 147.12 OF THE SECURITIES ACT (QUEBEC), SECTION 107 OF THE SECURITIES ACT

    (NOVA SCOTIA), SECTION 102 OF THE SECURITIES ACT (NEWFOUNDLAND) OR PART 4 OF NATIONAL INSTRUMENT 62-103 IN RESPECT OF THE SECURITIES OF THE REPORTING ISSUER.

    Not applicable.

DATED as of this 9th day of January, 2003.

                                               IAMGOLD CORPORATION

                                               By:            (signed) "Larry E. Phillips"
                                                    ------------------------------------------------
                                                                    Larry E. Phillips
                                                             Vice-President, General Counsel

                                       3